EXHIBIT 11
                          THERMACELL TECHNOLOGIES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                           For the Three Months Ended         For the Nine Months Ended
                                                                   August 31,                         August 31,
                                                         -------------------------------    -------------------------------
                                                             1997              1996             1997              1996
                                                         -------------     -------------    -------------     -------------

Shares  outstanding:                                        2,859,551           747,558        2,859,551           747,558
Weighted average shares outstanding                         2,859,551           707,515        2,063,690           707,515
Net loss                                                 $   (270,874)     $   (195,017)    $   (746,265)     $   (577,425)

Net loss per share                                       $      (0.09)     $      (0.28)    $      (0.36)     $      (0.82)

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